Exhibit 23.03(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to Registration Statement No. 333-155651 on Form S-1 our report dated March 27, 2009 relating to the consolidated statement of assets and liabilities, including the condensed schedule of investments, as of December 31, 2008 of Millburn International (Cayman) Limited, appearing in the Prospectus of Global Macro Trust which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche
Grand Cayman, Cayman Islands
August 11, 2009